Exhibit 99.1

Hercules Capital Announces the Appointment of Mr. Nikos Theodosopoulos to Its Board of Directors

PALO ALTO, Calif., September 25, 2023 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty financing provider to innovative venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced that Nikos Theodosopoulos was appointed to serve as an independent member of its board of directors, effective September 21, 2023. Mr. Theodosopoulos is an experienced corporate executive and board director with more than 38 years in senior management roles in both the financial services and technology industries.

Mr. Theodosopoulos will serve on the Company’s Audit Committee.

“Nikos’ combined experience in both the financial services industry and his extensive work with technology companies will be a valuable complement to our business as we continue to expand and scale our industry-leading platform,” said Scott Bluestein, chief executive officer and chief investment officer of Hercules. “We are pleased to welcome Nikos to our board and look forward to his contributions.”

Since August 2012, Mr. Theodosopoulos has served as an independent director, advisor, consultant, and angel investor in the technology industry. From August 1995 through July 2012, Mr. Theodosopoulos served in various capacities with UBS, a provider of financial services, most recently as managing director of technology equity research. From April 1994 to August 1995, he served as senior equity research analyst for Bear, Stearns & Co. Inc., an investment banking firm that was acquired in 2008 by JPMorgan Chase. From September 1985 to April 1994, Mr. Theodosopoulos served in various capacities at AT&T Bell Laboratories and AT&T Network Systems, a provider of communications equipment. Mr. Theodosopoulos also serves on the board of directors of Adtran Holdings, Inc., a leading global provider of networking and communications equipment.

Mr. Theodosopoulos holds a Bachelor of Science degree in Electrical Engineering from Columbia University, a Master of Science degree in Electrical Engineering from Stanford University and a Master of Business Administration degree from NYU Stern School of Business.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $17 billion to over 630 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call (650) 289-3060.

Hercules, through its wholly owned subsidiary business, Hercules Adviser LLC (“Hercules Adviser”), also maintains an asset management business through which it manages investments for external parties. Hercules Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and should not be relied upon in making any investment decision. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. While we cannot identify all such risks and uncertainties, we urge you to read the risks discussed in our Annual Report on Form 10-K and other materials that we publicly file with the Securities and Exchange Commission. Any forward-looking statements made in this press release are made only as of the date hereof. Hercules assumes no obligation to update any such statements in the future.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com